                                                            Exhibit 26(h)(ii)(d)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                       TRANSAMERICA LIFE INSURANCE COMPANY
                      (f.k.a. PFL Life Insurance Company),

                       PIMCO VARIABLE INSURANCE TRUST,

                                       AND

                         PIMCO ADVISORS DISTRIBUTORS LLC
                      (f.k.a. PIMCO Funds Distributors LLC)

     This Amendment No. 3 to the Participation Agreement dated July 1, 1999, as amended, (the "Agreement") between Transamerica Life Insurance Company (the "Company"), PIMCO Variable Insurance Trust (the "Fund"), and PIMCO Advisors Distributors LLC (the "Underwriter") is effective as of February 6, 2005. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Company, the Fund, and the Underwriter have entered into the Agreement to provide for the purchase by the Company, on behalf of one or more of its segregated asset accounts ("Accounts"), of shares of beneficial interest of the several series ("Portfolios") of the Fund;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter hereby agree:

1. Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.

     This Amendment No. 3 may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

TRANSAMERICA LIFE INSURANCE COMPANY

                                        By its authorized officer


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Title: VP
                                        Date: 3-11-05



PIMCO VARIABLE INSURANCE TRUST

                                        By its authorized officer


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Title: Senior Vice-President
                                        Date: 3-18-05



PA DISTRIBUTORS LLC

                                        By its authorized officer


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Title: Managing Director / CEO
                                        Date: 3-21-05

                                   SCHEDULE A

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

INSTITUTIONAL CLASS

SHORT DURATION BOND PORTFOLIOS

-    Money Market Portfolio

-    Short-Term Portfolio

-    Low Duration Portfolio

INTERMEDIATE DURATION BOND PORTFOLIOS

-    Total Return Portfolio

-    Total Return Portfolio II

-    High Yield Portfolio

LONG DURATION BOND PORTFOLIOS

-    Long-Term U.S. Government Portfolio

REAL RETURN PORTFOLIOS

-    Real Return Portfolio

-    Commodity Real Return Strategy Portfolio

INTERNATIONAL BOND PORTFOLIO

-    Global Bond Portfolio

-    Foreign Bond Portfolio

-    Emerging Markets Bond Portfolio

STRATEGIC ASSET ALLOCATION PORTFOLIOS

-    All Asset Portfolio

EQUITY-RELATED PORTFOLIOS

-    StocksPLUS Growth and Income Portfolio

-    StocksPLUS Total Return Portfolio

ADMINISTRATIVE CLASS

STRATEGIC ASSET ALLOCATION PORTFOLIOS

-    All Asset Portfolio

REAL RETURN PORTFOLIOS

-    Commodity Real Return Strategy Portfolio

INTERNATIONAL BOND PORTFOLIO

-    Global Bond Portfolio

-    Emerging Markets Bond Portfolio

EQUITY-RELATED PORTFOLIOS

-    StocksPLUS Total Return Portfolio

Dated February 6,2005

 Name of Separate Account and Date
Established by Board of Directors:      Contracts Funded by Separate Account:
----------------------------------   -------------------------------------------
PFL Retirement Builder Variable      PFL Retirement Income Builder Variable
Annuity Account; March 29, 1996;     Annuity Contracts; Policy Form No.
(1940 Act Registrant)                AV288-101-985-796 (may vary by state)
                                     (1933 Act Registered)

PFL Corporate Account One;           Advantage V and Advantage VI Variable
August 10, 1998 (1940 Act            Universal Life Policy; Policy Form No.
Exclusion)                           712-136-84-798 and WL936 136 89 101
                                     (may vary by state)(1933 Act Exempt)

Transamerica Corporate Separate      Advantage X Variable Adjustable Life
Account Sixteen; June 16, 2003       Insurance Policy
(1940 Act Exclusion)                 Policy Form No. EM VC1 TL703
                                     (may vary by state)